UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

AMMO, INC.
(Name of Registrant as Specified In Its Charter)

STEVEN F. URVAN GREGG ALPER DARREN FARBER WILLIAM L. FRAIM SUSAN T. LOKEY CHRISTOS TSENTAS WAYNE R. WALKER
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Steven F. Urvan, together with the other participants named herein (collectively, “the Urvan Group”), intends to file a preliminary proxy statement and accompanying GREEN Universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of stockholders (the “2022 Annual Meeting”) of AMMO, Inc., a Delaware corporation (the “Company”).

Item 1: On August 30, 2022, the Urvan Group issued the following statement:

The Urvan Group Issues Statement Regarding AMMO Inc.

SCOTTSDALE, Ariz.--(BUSINESS WIRE)--Steven Urvan (together with the other participants in his solicitation, the “Urvan Group” or “we”), who owns approximately 17.1% of the outstanding common shares of AMMO, Inc. (NASDAQ: POWW) (“AMMO” or the “Company”), today issued the following statement following its nomination of seven highly qualified candidates for election to the Company’s Board of Directors (the “Board”) at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”):

“We appreciate the positive feedback that has been proactively provided to us by our fellow shareholders. We also appreciate that the Company’s August 29th press release invited ‘all shareholders’ to articulate their views and perspectives. Given the Company’s finite resources and modest market capitalization, we hope leadership focuses on efficiently evaluating investor sentiment – not spending shareholders’ precious capital on a defensive and reactionary campaign. Likewise, we urge leadership to avoid any action or transaction that dilutes shareholders ahead of the Annual Meeting. Please trust that the Urvan Group is committed to continuing to advocate for all shareholders’ best interests and pursuing a value-enhancing transformation of AMMO in the public market.”

Visit www.TheUrvanGroup.com for more information and to receive frequent updates.

Certain Information Concerning the Participants

The Urvan Group intends to file a preliminary proxy statement and accompanying GREEN Universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at AMMO’s 2022 Annual Meeting.

THE URVAN GROUP STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE SOLICITATION STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE SOLICITATION STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the solicitation are anticipated to be Gregg Alper, Darren Farber, William L. Fraim, Susan T. Lokey, Christos Tsentas, Steven F. Urvan and Wayne R. Walker.

As of the date hereof, Mr. Urvan directly owns 20,040,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”). As of the date hereof, Ms. Lokey directly owns 40,000 shares of Common Stock. As of the date hereof, none of Messrs. Alper, Farber, Fraim, Tsentas, or Walker beneficially owns any shares of Common Stock.

Contacts

Saratoga Proxy Consulting
John Ferguson / Joe Mills, 212-257-1311
info@saratogaproxy.com

or

Longacre Square Partners
Greg Marose / Charlotte Kiaie, 646-386-0091
gmarose@longacresquare.com / ckiaie@longacresquare.com

Item 2: Also on August 30, 2022, the Urvan Group uploaded the following materials to www.TheUrvanGroup.com:

THE URVAN GROUP

Certain Information Concerning the Participants

OUR LETTER TO A... SHAREHOLDERS

READ THE LETTER

...R STATEMENT REGARDING AMMO

READ THE STATEMENT

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First Name

Last Name

Email

SUBMIT

SHARE YOUR VIEWS

Feedback for AMMO Inc.?
We value all shareholder input.

Your Name (required)

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Your Message

SUBMIT

CONTACT

FOR INVESTORS:

FOR MEDIA:

© 2022 The Urvan Group. All rights reserved. Privacy Policy Terms

THE URVAN GROUP

SHAREHOLDER LETTER

OUR LETTER TO AMMO SHAREHOLDERS

READ THE LETTER

STATEMENT

OUR STATEMENT REGARDING AMMO

READ THE STATEMENT

SIGN UP FOR UPDATES

First Name

Last Name

Email

SUBMIT

SHARE YOUR VIEWS

Feedback for AMMO Inc.?
We value all shareholder input.

Your Name (required)

Your Email (required)

Your Message

SUBMIT

CONTACT

FOR INVESTORS:

FOR MEDIA:

© 2022 The Urvan Group. All rights reserved. Privacy Policy. Terms.